EX-99.n.1.i

AMENDED AND RESTATED
APPENDIX A to
MULTIPLE CLASS OF SHARES PLAN PURSUANT TO RULE 18f-3, DATED July 17, 2003

FUND/CLASS	MAXIMUM ANNUAL	MAXIMUM ANNUAL	YEARS TO
	DISTRIBUTION FEE	SHAREHOLDER	CONVERSION
	(AS A PERCENTAGE	SERVICING FEE (AS A
	OF AVERAGE DAILY	PERCENTAGE OF
	NET ASSETS OF	AVERAGE DAILY NET
	CLASS)	ASSETS OF CLASS)
OPTIMUM LARGE CAP
GROWTH FUND
Class A	0.10%	0.15%*	N/A
Class B	0.75%	0.25%	8
Class C	0.75%	0.25%	N/A
Institutional Class	N/A	N/A	N/A
OPTIMUM LARGE
CAP VALUE FUND
Class A	0.10%	0.15%*	N/A
Class B	0.75%	0.25%	8
Class C	0.75%	0.25%	N/A
Institutional Class	N/A	N/A	N/A
OPTIMUM SMALL-MID CAP
GROWTH FUND
Class A	0.10%	0.15%*	N/A
Class B	0.75%	0.25%	8
Class C	0.75%	0.25%	N/A
Institutional Class	N/A	N/A	N/A
OPTIMUM SMALL-MID CAP
VALUE FUND
Class A	0.10%	0.15%*	N/A
Class B	0.75%	0.25%	8
Class C	0.75%	0.25%*	N/A
Institutional Class	N/A	N/A	N/A
OPTIMUM
INTERNATIONAL FUND
Class A	0.10%	0.15%*	N/A
Class B	0.75%	0.25%	8
Class C	0.75%	0.25%	N/A
Institutional Class	N/A	N/A	N/A
OPTIMUM FIXED INCOME
FUND
Class A	0.10%	0.15%*	N/A
Class B	0.75%	0.25%	8
Class C	0.75%	0.25%	N/A
Institutional Class	N/A	N/A	N/A

* Amended fee effective as of January 1, 2014.